ACROSS DATA SYSTEMS, INC. AND SUBSIDIARIES
                 WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS

                                                                    EXHIBIT 11.0



                                      THREE MONTHS ENDED      SIX  MONTHS ENDED
                                     JUNE 30,    JUNE 30,    JUNE 30,    JUNE 30,
PRIMARY:                               1996        1995        1996        1995
                                    ---------------------   ---------------------
WEIGHTED AVERAGE COMMON SHARES      5,922,956   2,911,863   5,922,902   2,911,863

COMMON STOCK EQUIVALENTS                          177,795                 177,795

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D                                 749,508                 749,508
                                    ---------------------   ---------------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES          5,922,956   3,839,166   5,922,902   3,839,166
                                    =====================   =====================


FULLY DILUTED:

WEIGHTED AVERAGE COMMON SHARES      5,922,956   2,911,863   5,922,902   2,911,863

COMMON STOCK EQUIVALENTS                          177,795                 177,795

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D                                 749,508                 749,508
                                    ---------------------   ---------------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES          5,922,956   3,839,166   5,922,902   3,839,166
                                    =====================   =====================
